Exhibit 10.26

AMENDMENT Number Eleven TO

third amended and restated LOAN AND SECURITY AGREEMENT and waiver

This AMENDMENT NUMBER ELEVEN TO THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT AND WAIVER (this “Amendment”) is dated as of May 27, 2025, and is entered into by and among AMERICAN VANGUARD CORPORATION, a Delaware corporation (“Holdco”), AMVAC CHEMICAL CORPORATION, a California corporation (the “Borrower Agent”), AMVAC NETHERLANDS B.V., a besloten vennootschap met beperkte aansprakelijkheid, organized under the law of the Netherlands (“AMVAC B.V.”, and together with the Borrower Agent, each a “Borrower” and, collectively, “Borrowers”), the direct and indirect subsidiaries of Holdco party to this Amendment as guarantors (collectively, the “Guarantors”), the financial institutions party to this Amendment as lenders (collectively, “Lenders”), BMO BANK, N.A., as successor in interest to BANK OF THE WEST (“BMO”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”).

RECITALS

WHEREAS, Holdco, Borrowers, Lenders, and Agent are parties to that certain Third Amended and Restated Loan and Security Agreement, dated as of August 5, 2021 (as amended, modified, or restated from time to time, the “Loan Agreement”).

WHEREAS, Events of Default has occurred under Section 10.3.1 and Section 10.3.2 of the Loan Agreement (the “Existing Events of Default”) as a result of the failure of Borrowers to be in compliance with the Total Leverage Ratio covenant and Fixed Charge Coverage Ratio covenant as of March 31, 2025.

WHEREAS, Holdco and Borrowers have requested that the Required Lenders agree to (i) suspend testing of the Total Leverage Ratio covenant for the periods ending June 30, 2025, September 30, 2025 and December 31, 2025, and amend the Total Leverage Ratio covenant for the periods on and after March 31, 2026, (ii) suspend testing of the Fixed Charge Coverage Ratio covenant for the period ending June 30, 2025, and amend the Fixed Charge Coverage Ratio covenant for the periods ending on and after September 30, 2025, and (iii) waive the Existing Events of Default

WHEREAS, Agent and the Required Lenders have agreed to Holdco and Borrowers’ requests subject to the additional amendments to the Loan Agreement and covenants set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties agree as follows:

1.
DEFINITIONS. All terms which are defined in the Loan Agreement shall have the same definition when used herein unless a different definition is ascribed to such term under this Amendment, in which case, the definition contained herein shall govern.
2.
AMENDMENTS. The Loan Agreement is amended in the following respects:
2.1.
Add Definition of “Amendment No. 11”, “Amendment No. 11 Closing Date” and “Liquidity”. The following new defined terms are hereby added, in the appropriate alphabetical, to Section 1.1 as follows:

“Amendment No. 11”: that certain Amendment Number Eleven to Third Amended and Restated Loan and Security Agreement, dated March 12, 2025, by and among Holdco,

Borrowers, Lenders party thereto, Agent, Co-Documentation Agents and Lead Arranger and Book Runner.

“Amendment No. 11 Closing Date”: May 27, 2025.

“Liquidity”: the amount calculated as of the last day of each month equal to (i) Borrowers’ cash held with the Agent as of the last day of the such month, plus (ii) 50% of cash held in accounts outside the United States as of the last day of each month, plus (iii) the amount by which the Revolver Commitments exceed the balance of Revolver Loans and stated amount of outstanding Letters of Credit, measured as of the last day of such month, and reported by Borrower Agent to Agent in writing within three (3) Business Days following the end of such month.

2.2.
Change in the Applicable Margin. Commencing on the Amendment No. 11 Closing Date and continuing at all times thereafter, the Applicable Margins for SOFR, Adjusted Base Rate, Unused Line Fee Rate and Letter of Credit Fee shall be the per annum margins set forth below:

	Revolver Loans		Unused Line Fee Rate	Letter of Credit Fee
Applicable Period	SOFR	Adjusted Base Rate
Amendment No. 11 Closing Date up to and including September 30, 2025	3.75%	2.75%	0.35%	3.75%
Commencing on October 1, 2025, and at all times thereafter	4.75%	3.75%	0.35%	4.75%

2.3.
Change in the Definition of Consolidated EBITDA. Clause (a)(iv) in the definition of Consolidated EBITDA is hereby amended and restated in its entirety to read as follows:

(iv) (a)cash charges within the expense categories described below for such period subject to the reasonable and satisfactory review of Agent, not to exceed (A) during the four consecutive Fiscal Quarters ended on June 30, 2024, the lesser of (x) $12,500,000 and (y) the sum of (1) up to $5,000,000 related to one-time legal expenses and costs related to the Eric Wintemute Transition Agreement (“EWTA”), plus (2) up to $8,500,000 in transformation costs including consulting fees; (B) during the four consecutive Fiscal Quarters ending on September 30, 2024, the lesser of (x) $45,000,000 and (y) the sum of (1) up to $6,000,000 related to one-time legal expenses and costs related to the EWTA, plus (2) up to $13,000,000 in transformation costs including consulting fees, plus (3) up to $30,000,000 in write-down of inventory and fixed assets; (C) during the four consecutive Fiscal Quarters ending on December 31, 2024, the sum of (i) lesser of (x) $45,000,000 and (y) the sum of (1) up to $6,000,000 related to one-time legal expenses and costs related to the EWTA, plus (2) up to $15,000,000 in transformation costs including consulting fees, plus (3) up to $30,000,000 in write-down of inventory and fixed assets, plus (ii) the lesser of (x) $50,000,000 and (y) expenses for discontinued operations related to the SIMPAS business, plus the write-down of slow or non-moving global inventory; (D) during the four consecutive Fiscal Quarters ending on March 31, 2025, the sum of (i) the lesser of (x) $45,000,000 and (y) the sum of (1) up to $5,000,000 related to one-time legal expenses and costs related to the EWTA, plus (2) up to $16,000,000 in transformation costs including consulting fees, plus (3) up to $30,000,000 in write-down of inventory and fixed assets, plus (ii) the lesser of (x) $50,000,000 and (y) expenses for discontinued operations related to the SIMPAS business, plus the write-down of slow or non-moving global inventory; (E) during the four consecutive Fiscal Quarters ending on June 30, 2025, the sum of (i) the lesser of (x) $42,500,000 and (y) the sum of (1) up to $1,500,000 related to one-time legal expenses and costs related to the EWTA, plus (2) up to $14,000,000 in transformation costs including consulting fees, plus (3) up to $30,000,000 in write-down of inventory and fixed assets, plus (ii) the lesser of (x) $50,000,000 and (y) expenses for discontinued operations related to the SIMPAS business, plus the write-down of slow or non-moving global inventory; (F) during the four consecutive Fiscal Quarters ending on September 30, 2025, the sum of (i) the lesser of (x) $15,000,000 and (y) the sum of (1) up to $1,000,000 related to one-time legal expenses and costs related to the EWTA, plus (2) up to $9,000,000 in transformation costs including consulting fees, plus (3) up to $8,000,000 in write-down of inventory and fixed assets, plus (ii) the lesser of (x) $50,000,000 and (y) expenses for discontinued operations related to the SIMPAS business, plus the write-down of slow or non-moving global inventory; (G) during the four consecutive Fiscal Quarters ending on December 31, 2025, the lesser of (x) $7,500,000 and (y) the sum of (1) up to $6,000,000 in transformation costs including consulting fees, plus (2) up to $2,500,000 in write-down of inventory and fixed assets; and (H) up to $5,000,000 during the four consecutive Fiscal Quarters ending on March 31, 2026 and on each Fiscal Quarter-end thereafter, and (b) non-recurring non-cash charges;

2.4.
Reduce Revolver Commitments. The Total Revolver Commitments set forth in Schedule 1.1 are reduced in accordance with the following stepdown schedule and the Pro Rata Share of each Lender’s Revolver Commitment will be reduced based on such reduction schedule:

Time Period	Total Revolver Commitments
Amendment No. 11 Closing Date up to and including November 29, 2025	$245,000,000
November 30, 2025, up to and including December 30, 2025	$225,000,000
December 31, 2025, up to the Revolver Commitment Termination Date	$200,000,000

2.5.
Extension of Due Date for Audited FYE Financial Statements. Section 10.1.2(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(a) within one hundred fifty seven (157) days after the end of the Fiscal Year ended December 31, 2024, and within ninety (90) after the end of each Fiscal Year thereafter, a consolidated balance sheet of Holdco and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and in the case of such consolidated statements, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing acceptable to Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than a qualification or exception for the Fiscal Year ending within twelve (12) months immediately preceding the scheduled maturity of the Loans solely as a result of such scheduled maturity);

2.6.
Extension of Due Date for Quarterly Financial Statements. Section 10.1.2(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(b) within sixty seven (67) days after the end of the Fiscal Quarter of Holdco ending March 31, 2025, and within forty-five (45) days after the end of each of the Fiscal Quarters of each Fiscal Year of Holdco thereafter (except any Fiscal Quarter end that is also a Fiscal Year end), beginning with the Fiscal Quarter ending September 30, 2021, a consolidated balance sheet of Holdco and its Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such Fiscal Quarter and for the portion of Holdco’s Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail and in the case of such consolidated statements, certified by a Senior Officer of Holdco as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of Holdco and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

2.7.
Addition of Monthly Reporting of Liquidity. Section 10.1.2(e) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(e) not later than the third (3rd) Business Day following the end of each month commencing with the month ending June 30, 2025, deliver to Lender a certificate in form and substance satisfactory to Agent reporting on Borrowers’ Liquidity as of the last day of such month.

2.8.
Change in the Total Leverage Ratio Covenant. Section 10.3.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

10.3.1 Maximum Total Leverage Ratio

1.
. Commencing on the Fiscal Quarter ended March 31, 2026, maintain a Total Leverage Ratio, measured on a Fiscal Quarter-end basis, of not greater than the applicable ratio set forth in the following table for the applicable date set forth opposite thereto:

Fiscal Quarter Ending	Maximum Total Leverage Ratio
March 31, 2026, and each Fiscal Quarter thereafter	4.00:1.00

2.9.
Change in the Fixed Charge Coverage Ratio Covenant. Section 10.3.2 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

10.3.2 Minimum Fixed Charge Coverage Ratio

. Commencing on the Fiscal Quarter ended September 30, 2025, maintain a Fixed Charge Coverage Ratio, measured on a Fiscal Quarter-end basis, of not less than the applicable ratio set forth in the following table for the applicable date set forth opposite thereto:

Fiscal Quarter Ending	Minimum Fixed Charge Coverage Ratio
September 30, 2025	1.00:1.00
December 31, 2025, and each Fiscal Quarter thereafter	1.25:1.00

2.10.
Addition of Minimum Liquidity Covenant. The following new Section 10.3.4 is hereby added to the Loan Agreement immediately after the existing Section 10.3.3 of the Loan Agreement, in its entirety to read as follows:

10.3.4 Minimum Liquidity. Commencing on June 30, 2025, and continuing on the last day of each month thereafter up to and including December 31, 2025, maintain Liquidity of not less than the following amounts:

Month Ending	Minimum Liquidity
June 30, 2025	$30,000,000
July 31, 2025	$35,000,000
August 31, 2025	$4,041,600
September 30, 2025	$25,000,000
October 31, 2025	$3,000,000
November 30, 2025	$9,292,000
December 31, 2025	$20,000,000

3.
AMENDMENT FEES. In connection with this Amendment, Holdco and Borrowers will pay fee (“Fees”) to the Agent pursuant to that certain Fee Letter, of even date herewith, between Holdco and Borrowers, on the one hand, and Agent, on the other hand (the “Fee Letter”).
4.
WAIVER. Effective solely upon the satisfaction of each of the conditions precedent set forth in Section 5 below, Agent and the Required Lenders signatory hereto hereby waive the Existing Events of Default. The waiver contained in this Section 4 is a limited waiver and (i) shall only be relied upon and used for the specific purpose set forth herein, (ii) shall not constitute nor be deemed to constitute a waiver, except as otherwise expressly set forth herein, of (a) any Default or Event of Default or (b) any term or condition of the Loan Agreement and the other Loan Documents, (iii) shall not constitute nor be deemed to constitute a consent by the Agent or any Lender to anything other than the specific purpose set forth herein and (iv) shall not constitute a custom or course of dealing among the parties hereto.
5.
CONDITIONS PRECEDENT TO EFFECTIVENESS OF AMENDMENT.
5.1.
This Amendment shall become effective only upon satisfaction in full of the following conditions precedent:

5.1.1.
Agent shall have received fully executed counterparts of this Amendment and the Fee Letter.
5.1.2.
Agent shall have received, in immediately available funds, the Fees and reimbursement of all costs and expenses incurred by Agent in connection with this Amendment, including legal fees and expenses of Agent’s counsel.
6.
REPRESENTATIONS AND WARRANTIES. Holdco and each of the Borrowers hereby affirm to Agent and the Lenders:
6.1.
All of Holdco and Borrowers’ representations and warranties set forth in the Loan Agreement are true and correct in all material respects (or all respects if already qualified by materiality) as of the date hereof (except for any representations and warranties that expressly relate to an earlier date).
6.2.
Other than the Existing Events of Default, no event has occurred and is continuing or would result from the consummation of the transactions contemplated hereby that would constitute a Default or an Event of Default.
7.
MINIMUM YEAR TO DATE CONSOLIDATED EBITDA. Holdco and its Subsidiaries shall be required to achieve year to date Consolidated EBITDA (for the avoidance of doubt, the add-backs in the calculation of Consolidated EBITDA, which is a trailing twelve month calculation, shall be applicable to the covenant set forth in this Section 7 even though the covenant in this Section 7 is a year to date calculation), as reflected in the financial statements delivered to Agent and Lenders pursuant to Section 10.1.2(b) of the Loan Agreement, of not less than the following amounts:

As of June 30, 2025 $4,500,000

As of September 30, 2025 $9,500,000

As of December 31, 2025 $35,000,000

The failure of Holdco and its Subsidiaries to achieve the required minimum Consolidated EBITDA shall constitute an Event of Default.

8.
LIMITED EFFECT. Except for the specific amendments contained in this Amendment, the Loan Agreement shall remain unchanged and in full force and effect.
9.
RELEASE BY HOLDCO, BORROWERS AND GUARANTOR. Holdco, Borrowers and Guarantors (collectively, the “Obligors”), for themselves, and for their respective agents, servants, officers, directors, shareholders, members, employees, heirs, executors, administrators, agents, successors and assigns forever release and discharge Agent and Lenders and their agents, servants, employees, accountants, attorneys, shareholders, subsidiaries, officers, directors, heirs, executors, administrators, successors and assigns from any and all claims, demands, liabilities, accounts, obligations, costs, expenses, liens, actions, causes of action, rights to indemnity (legal or equitable), rights to subrogation, rights to contribution and remedies of any nature whatsoever, known or unknown, which Obligors have, now have, or have acquired, individually or jointly, at any time prior to the date of the execution of this Amendment, including specifically, but not exclusively, and without limiting the generality of the foregoing, any and all of the claims, damages, demands and causes of action, known or unknown, suspected or unsuspected by Obligors which:
9.1.
Arise out of the Loan Documents;
9.2.
Arise by reason of any matter or thing alleged or referred to in, directly or indirectly, or in any way connected with, the Loan Documents; or

9.3.
Arise out of or in any way are connected with any loss, damage, or injury, whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of Agent or any Lender or any party acting on behalf of Agent or any Lender committed or omitted prior to the date of this Amendment.
10.
GOVERNING LAW. This Amendment shall be governed by the laws of the State of New York.
11.
COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment.

[Signatures are on the following pages]

IN WITNESS WHEREOF,this Amendment has been executed and delivered as of the date set forth above.

HOLDCO AND GUARANTOR:

AMERICAN VANGUARD CORPORATION, a Delaware corporation

By:

Name:

Title:

BORROWERS:

AMVAC CHEMICAL CORPORATION,
a California corporation

By:

Name: Timothy J. Donnelly

Title: Director

AMVAC NETHERLANDS B.V.
a besloten vennootschap met beperkte aansprakelijkheid, organized under the laws of the Netherlands

By:

Name: Peter Eilers

Title: Managing Director

GUARANTORS:

GEMCHEM, INC.,
a California corporation

By:

Name: Timothy J. Donnelly

Title: Vice President, General Counsel and Secretary

2110 DAVIE CORPORATION,
a California corporation

By:

Name: Timothy J. Donnelly

Title: Vice President, CAO, General Counsel and Secretary

AGRINOS, INC.,
a Delaware corporation

By:

Name: Timothy J. Donnelly

Title: CAO, General Counsel and Secretary

ENVANCE TECHNOLOGIES, LLC,
a Delaware limited liability company

By:

Name: Timothy J. Donnelly

Title: CAO, General Counsel and Secretary

OHP, INC.,
a California corporation

By:

Name: Timothy J. Donnelly

Title: CAO, General Counsel and Secretary

TYRATECH, INC.,
a Delaware corporation

By:

Name: Timothy J. Donnelly

Title: CAO, General Counsel and Secretary

AGENT AND LENDERS:

BMO BANK, N.A., as successor in interest to BANK OF THE WEST,

as Agent (with the consent of the Required Lenders) and as a Revolver Loan Lender and Issuing Bank

By:

Name: Joseph Podrabsky

Title: Managing Director

AGCOUNTRY FARM CREDIT SERVICES, FLCA,

as a Lender

By:

Name:

Title: